EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                _________________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                      36-0899825
                                                    (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois              60670-0126
(Address of principal executive offices)                 (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)


                           __________________________
                                   Avnet, Inc.
         (Exact name of obligors as specified in their trust agreements)


            New York                                          11-1890605
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                         identification number)


          80 Cutter Mill Road
          Great Neck, New York                                      11021
(Address of principal executive offices)                          (Zip Code)




                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a)      Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency,  Washington,  D.C.;  Federal  Deposit
         Insurance   Corporation,   Washington,   D.C.;  The  Board  of
         Governors of the Federal Reserve System, Washington D.C..

         (b)      Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of May, 1998.


             The First National Bank of Chicago,
             Trustee

             By  /s/Steven M. Wagner
                -------------------
                Steven M. Wagner
                First Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).






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





                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              May 11, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the indenture between Avnet, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                          Very truly yours,

                          The First National Bank of Chicago



                        By:  /s/Steven M. Wagner
                             -------------------
                                Steven M. Wagner
                                First Vice President

                                    EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago     Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                         Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                              C400
                                                                       Dollar Amounts in                      ----
                                                                            Thousands            RCFD     BIL MIL THOU
                                                                            ---------            ----     ------------

ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)......                               0081        4,267,336         1.a.
    b. Interest-bearing balances(2)...............................                               0071        6,893,837         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B,
       column A)..................................................                               1754                0         2.a.
    b. Available-for-sale securities (from Schedule RC-B,
       column D).......................................................                          1773        5,691,722         2.b.
3. Federal funds sold and securities purchased under
       agreements to resell                                                                      1350        6,339,940         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from
       Schedule RC-C).............................................     RCFD 2122  25,202,984                                   4.a.
    b. LESS: Allowance for loan and lease losses..................     RCFD 3123     419,121                                   4.b.
    c. LESS: Allocated transfer risk reserve......................     RCFD 3128           0                                   4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).......................                               2125       24,783,863         4.d.
5.  Trading assets (from Schedule RD-D)...........................                               3545        6,703,332         5.
6.  Premises and fixed assets (including capitalized leases)......                               2145          743,426         6.
7.  Other real estate owned (from Schedule RC-M)............                                     2150            7,727         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)................................                               2130          134,959         8.
9.  Customers' liability to this bank on acceptances outstanding..                               2155          644,340         9.
10. Intangible assets (from Schedule RC-M)........................                               2143          268,501        10.
11. Other assets (from Schedule RC-F).............................                               2160        2,004,432        11.
12. Total assets (sum of items 1 through 11)......................                               2170       58,483,415        12.

_____________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago              Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                                 Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Schedule RC-Continued
                                                                     Dollar Amounts in
                                                                         Thousands                      Bil Mil Thou
                                                                         ---------                      ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)..........................                              RCON 2200     21,756,846         13.a
       (1) Noninterest-bearing(1)...........................         RCON 6631  9,197,227                                  13.a.1
       (2) Interest-bearing.................................         RCON 6636    559,619                                  13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II)...............                                  RCFN 2200           14,811,410   13.b.
       (1) Noninterest bearing..............................         RCFN 6631    332,801                                  13.b.1
       (2) Interest-bearing.................................         RCFN 6636 14,478,609                                  13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                        RCFD 2800      4,535,422         14
15. a. Demand notes issued to the U.S. Treasury                                           RCON 2840         43,763         15.a
    b. Trading Liabilities(from Schedule RC-D).......................                     RCFD 3548      6,523,239         15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less............                             RCFD 2332            1,360,165   16.a
    b. With a remaining  maturity of than one year through
       three years...................................................                         A547         576,492         16.b
 .   c.  With a remaining maturity of more than three years ..........                           A548       703,981         16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.                              RCFD 2920         644,341        18
19. Subordinated notes and debentures (2)...................                                   RCFD 3200           1,700,000   19
20. Other liabilities (from Schedule RC-G)..................                              RCFD 2930       1,322,077        20
21. Total liabilities (sum of items 13 through 20)..........                              RCFD 2948      53,987,736        21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...........                              RCFD 3838                0       23
24. Common stock............................................                              RCFD 3230          200,858       24
25. Surplus (exclude all surplus related to preferred stock)                              RCFD 3839        2,999,001       25
26. a. Undivided profits and capital reserves...............                              RCFD 3632        1,273,239       26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities........................                              RCFD 8434           24,096       26.b.
27. Cumulative foreign currency translation adjustments.....                              RCFD 3284           (1,515)      27
28. Total equity capital (sum of items 23 through 27).......                                   RCFD 3210            4,495,679   28
29. Total liabilities and equity capital (sum of items 21
    and 28)..........................................................                     RCFD 3300        58,483,415      29


Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of
   the statement below that best describes the most
   comprehensive level of auditing work performed
   for the bank by independent external auditors as                 Number
   of any date during 1996............................RCFD 6724....[ N/A ]   M.1

1 =  Independent  audit of the bank  conducted in                4. =  Directors' examination of the bank performed by other
     accordance with generally accepted auditing                       external  auditors  (may be  required  by state
     standards  by a  certified public accounting firm                 chartering authority)
     which  submits  a  report  on  the bank
2 =  Independent audit of the bank's parent holding company      5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which       6  =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company              auditors
     (but not on the bank separately)                            7  =  Other audit procedures (excluding tax preparation work)
3 =  Directors'  examination  of the bank  conducted in          8  =  No external  audit work
     accordance with generally  accepted auditing
     standards by a certified public accounting firm
     may be required by state chartering authority)

_________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

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